Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re
Chapter 11
KaloBios Pharmaceuticals, Inc.,
Case No. 15-12628 (LSS)
Debtor. [1]
Re: D.I. 389, 390, 391, 392, & 414

Gregory Rea, RTAT LLC, Edward H. Painter, Nancy Retzlaff, Armistice Capital Master Fund, Ltd, Andrew Pizzo, and Sabine Gritti,

Plaintiffs, v. KaloBios PharmaceuticalS, Inc., Defendant.	Adv. Case No. 16-50001 (LSS) Re: A.D.I. 49, 50, 51, 52, & 61

ORDER PURSUANT TO 11 U.S.C. § 105(a), 363 AND 502 AND FED. R. BANKR.
P. 9019 APPROVING SETTLEMENT STIPULATION BY AND
BETWEEN (I) THE DEBTOR AND (II) THE SETTLING PIPE PLAINTIFFS

Upon the motion (the “Motion”) of KaloBios Pharmaceuticals, Inc., as debtor and debtor in possession (the “Debtor” or “KaloBios”), pursuant to sections 105(a), 363, and 502 of title 11 of the United States Code (the “Bankruptcy Code”) and Rule 9019 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), for entry of an order approving the settlement stipulation (the “Stipulation”) by and between (i) the Debtor and (ii) each PIPE Plaintiff (as defined in the Motion) that has executed the Stipulation (the “Settling PIPE Plaintiffs,” and together with the Debtor, the “Parties”) resolving, among other things, the above-captioned adversary proceeding (the “PIPE Litigation”); and adequate notice of the Motion having been given as set forth in the Motion; and it appearing that no other or further notice is necessary; and the Court having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334; and the Court having determined that consideration of the Motion is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); and the Court having determined that the Debtor has demonstrated sound business justifications for entering into the Stipulation and the legal and factual bases set forth in the Motion establish just cause for the relief requested in the Motion; and, taking into account the anticipated costs and risks associated with the PIPE Claims and related disputes between the Parties, the Stipulation and the related relief requested by the Motion is fair, reasonable and in the best interests of the Debtor, its estates, creditors, stockholders, and other parties in interest; and upon the record in this case and the PIPE Litigation; and after due deliberation;

[1]	The last four digits of the Debtor’s federal tax identification number are 7236. The Debtor’s address is 1000 Marina Blvd #250, Brisbane, CA 94005-1878 .

FOUND AND CONCLUDED THAT:

A. This Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157(a) and 1334.

B. The PIPE Plaintiffs represent a subset of the PIPE Investors who entered into the PIPE Transaction Documents in December 2015 to acquire common stock of the Debtor.

C. Pursuant to the Bar Date Order, proofs of claims on account of prepetition claims, including any and all claims arising out of or related to the PIPE Transaction were required to be filed by April 1, 2016.

D. Each of the PIPE Plaintiffs timely filed a proof of claim.

E. No other PIPE Investor apart from the PIPE Plaintiffs has participated in the PIPE Litigation, or filed a proof of claim asserting or otherwise asserted the claims and causes of action asserted by the PIPE Plaintiffs in the PIPE Litigation. By virtue of their prosecution of the PIPE Litigation and other active participation in the Debtor’s chapter 11 case, the PIPE Plaintiffs have incurred expenses not shared by the other PIPE Investors.

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F. The circumstances of each PIPE Plaintiff or other PIPE Investor’s participation in the PIPE Transaction were unique. Nothing in this Order or the Stipulation is intended or shall be construed as a finding by the Court or an admission by the Debtor that any other PIPE Investor that is not a Settling PIPE Plaintiff holds any particular claims against or interests in Debtor. The Stipulation and this Order are without prejudice to any claims or causes of action that the Debtor or any successor thereto has against any PIPE Investor that is not a Settling PIPE Plaintiff.

G. In order to avoid the cost and risk inherent in any litigation, after arm’s-length negotiations, the Parties agreed to compromise, settle and release fully and finally the PIPE Claims for the mutual promises and undertakings set forth in the Stipulation and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties.

IT IS HEREBY ORDERED THAT:

1. The Motion is GRANTED as set forth herein.

2. The Stipulation annexed to this Order as Exhibit 1 and the Debtor’s entry into the Stipulation are APPROVED.

3. The Debtor is authorized to take any and all actions that may be reasonably necessary or appropriate to perform its obligations and enforce its rights arising under the Stipulation.

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4. The failure specifically to describe or include any particular provision of the Stipulation in this Order shall not diminish or impair the effectiveness of such a provision, it being the intent of this Court that the Stipulation be approved in its entirety.

5. The Stipulation and this Order shall be binding upon the Debtor, the Settling PIPE Plaintiffs and all parties in interest in this chapter 11 case, and any of their respective successors and assigns, including without limitation the Reorganized Debtor and any transferees, purchasers or other acquirers of the claims or interests of the Settling PIPE Plaintiffs in this chapter 11 case.

6. Only the PIPE Plaintiffs shall be entitled to the distributions and other settlement consideration provided for in the Stipulation (collectively, the “Settlement Consideration”), and no PIPE Investor that is not also a PIPE Plaintiff (such person or entity, an “Other PIPE Investor”) shall share in the Settlement Consideration; provided, however, that the Stipulation and this Order are without prejudice to: (i) the interests of any Other PIPE Investor in the common stock of the Debtor any such Other PIPE Investor acquired pursuant to the PIPE Transaction; (ii) the right, if any, of any Other PIPE Investor to seek similar or different consideration or recovery from the Debtor or its estate (it being understood that such consideration or recovery shall not come from the Settlement Consideration); and (iii) any objections the Debtor, the Stalking Horse Entities (as defined in the Plan) or any other party-in-interest have to any interests asserted in the Debtor’s common stock any Other PIPE Investor or any request for relief by any Other PIPE Investor, including, without limitation, as set forth in the immediately preceding clauses (i) and (ii).

7. The Debtor, the Debtor’s claims and solicitation agent, Prime Clerk LLC, and the Clerk of the Court are authorized to take all necessary and appropriate actions to give effect to the Stipulation.

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8. The Court retains jurisdiction with respect to all matters arising from or related to the implementation of this Order and the settlement embodied in the Stipulation.

Dated:	May 9, 2016
	Wilmington, Delaware	/s/ Laurie Selber Silverstein
THE HONORABLE LAURIE SELBER SILVERSTEIN
UNITED STATES BANKRUPTCY JUDGE

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Exhibit 1 to Order

Stipulation

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re
Chapter 11
KaloBios Pharmaceuticals, Inc.,
Case No. 15-12628 (LSS)
Debtor. [1]

Gregory Rea, RTAT LLC, Edward H. Painter, Nancy Retzlaff, Armistice Capital Master Fund, Ltd, Andrew Pizzo, and Sabine Gritti,

Plaintiffs, v. KaloBios PharmaceuticalS, Inc., Defendant.	Adv. Case No. 16-50001 (LSS)

SETTLEMENT STIPULATION

This settlement stipulation (the “Stipulation”) is made and entered into this second day of May, 2016, by and between (i) KaloBios Pharmaceuticals, Inc., the debtor and debtor in possession (the “Debtor” or “KaloBios”) in the above-captioned chapter 11 case and (ii) each PIPE Plaintiff (as defined herein) that has executed this Stipulation (the “Settling PIPE Plaintiffs,” and together with the Debtor, the “Parties”). The Parties hereby stipulate and agree as follows:

[1]	The last four digits of the Debtor’s federal tax identification number are 7236. The Debtor’s address is 1000 Marina Blvd #250, Brisbane, CA 94005-1878.

RECITALS

WHEREAS, in December 2015, certain investors, including the PIPE Plaintiffs, signed Securities Purchase Agreements (all such Securities Purchase Agreements, as amended, are collectively referred to herein as the “SPA”) and Registration Rights Agreements (all such Registration Rights Agreements, as amended, are collectively referred to herein as the “RRA”) for the purchase and sale of the Debtor’s common stock in a private placement in public equity transaction (the “PIPE Transaction”). The SPA, RRA and all other documents and agreements created or entered into by the Debtor and/or any investors relating to the PIPE Transaction are sometimes referred to herein as the “PIPE Transaction Documents.”

WHEREAS, pursuant to the SPA, the PIPE Plaintiffs wired the following amounts (the “Funds”) to the Debtor for the stated number of shares of the Debtor’s common stock under the PIPE Transaction:

PIPE Plaintiffs	Wire Date	Purchase Price	PIPE Transaction Shares
Gregory Rea	12/4/2015	$3,000,000.00	120,700.00
Armistice Capital Master Fund, Ltd	12/4/2015	$1,500,011.20	60,350.00
Sabine Gritti	12/10/2015	$1,000,000.00	40,233.00
RTAT LLC	12/9/2015	$650,000.00	26,151.00
Andrew Pizzo	12/8/2015	$500,000.00	20,116.00
Edward Painter	12/15/2015	$125,000.00	5,029.00
Nancy Retzlaff	12/7/2015	$125,000.00	5,029.00
TOTALS		$6,900,011.20	277,608.00

As used herein, the term “PIPE Transaction Shares” refers to the shares of common stock of the Debtor listed in the column above under the heading “PIPE Transaction Shares.”

WHEREAS, additional funds totaling approximately $1.3 million were wired to the Debtor in connection with the PIPE Transaction by investors other than the PIPE Plaintiffs (such other investors, the “Other PIPE Investors”).

WHEREAS, the Debtor contends that the PIPE Transaction closed on or about December 16, 2015, and the PIPE Plaintiffs dispute that contention.

WHEREAS, on December 29, 2015 (the “Petition Date”), the Debtor filed a voluntary petition, Case No. 15-12628 (LSS) (the “Bankruptcy Case”), for relief under chapter 11 of title 11 of the United States Code (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

WHEREAS, on January 7, 2016, Gregory Rea, RTAT LLC, Edward H. Painter, Nancy Retzlaff, and Armistice Capital Master Fund, Ltd. (the “Original PIPE Plaintiffs”) filed an adversary complaint (the “Complaint”) commencing the adversary proceeding Adv. Case No. 16-50001 (LSS) against the Debtor (the “PIPE Litigation”) in the Bankruptcy Case.

WHEREAS, on January 29, 2016, the Complaint was amended (the “Amended Complaint”) to add two additional plaintiffs: Andrew Pizzo and Sabine Gritti (together with the Original PIPE Plaintiffs, the “PIPE Plaintiffs”).

WHEREAS, in the Amended Complaint, the PIPE Plaintiffs seek, among other things, a declaration that the Debtor holds the Funds in a resulting or constructive trust for the benefit of the PIPE Plaintiffs.

WHEREAS, in addition to the Amended Complaint, the PIPE Plaintiffs have filed the following proofs of claim against the Debtor (the “PIPE POCs”):

PIPE Plaintiff	Claim No.	Claim Amount
Gregory Rea	100	$2,999,998.50
Armistice Capital Master Fund, Ltd	101	$1,499,999.25
Sabine Gritti	106	$649,983.11
RTAT LLC	98	$999,991.22
Andrew Pizzo	105	$499,983.18
Edward Painter	102	$124,995.80
Nancy Retzlaff	103	$124,995.80
TOTAL		$6,899,946.86

WHEREAS, the Debtor disputes the allegations and claims of the PIPE Plaintiffs in the PIPE Litigation and the PIPE POCs.

WHEREAS, the Other PIPE Investors have not joined in the PIPE Litigation.

WHEREAS, on April 7, 2016, the Debtor filed its proposed chapter 11 plan of reorganization (D.I. 318) (as may be amended, modified or supplemented, the “Plan”) and related proposed disclosure statement (D.I. 319) (as may be amended, modified or supplemented, the “Disclosure Statement”).

WHEREAS, on April 8, 2016, the Debtor filed a motion to approve debtor-in-possession financing (D.I. 324) (the “DIP Motion”).

WHEREAS, on April 15, 2016, the PIPE Plaintiffs filed a preliminary objection (D.I. 337) (the “DIP Objection”) to the DIP Motion and served related discovery.

WHEREAS, the PIPE Plaintiffs have objected to allowance and payment of the first monthly fee applications of the Debtor’s counsel and financial advisor (D.I. 288 & 327) (the “Fee Application Objections”).

NOW, THEREFORE, after arm’s-length negotiations and in consideration of the foregoing, as well as the terms, conditions and mutual agreements set forth herein, IT IS HEREBY AGREED by and between the Parties that the PIPE Litigation, PIPE POCs, all other disputes relating to the PIPE Transaction and/or PIPE Transaction Documents, the DIP Objection, the Fee Application Objections and all related matters (collectively, the “PIPE Claims”) shall be compromised and settled as follows:

1. Recitals. The recitals set forth above are expressly incorporated herein and are made an integral part of this Stipulation.

2. Stipulation is Conditional and Subject to Bankruptcy Court Approval and Occurrence of the Effective Date of the Plan. This Stipulation is made for the sole purpose of settling the PIPE Claims, and is subject to Bankruptcy Court approval. Except as otherwise provided in paragraphs 0, 0, 0, 0, and 0 hereof, this Stipulation shall become effective and enforceable when each of the following conditions (each a “PIPE Settlement Effectiveness Condition” and collectively, the “PIPE Settlement Effectiveness Conditions”) has been satisfied or waived in accordance with the terms of this Stipulation:

a.	The Stipulation shall have been executed by the Debtor and at least six of the seven PIPE Plaintiffs as Settling PIPE Plaintiffs, including Gregory Rea and Armistice Capital Master Fund, Ltd. This PIPE Settlement Effectiveness Condition may only be waived by the Debtor.

b.	The Bankruptcy Court shall have entered an order approving the Stipulation and such order has become a Final Order[2] (the “Approval Order”), which Approval Order shall provide, in a form satisfactory to the Debtor, that the settlement and treatment of claims arising out of the PIPE Transaction and PIPE Transaction Documents provided for herein and in the Plan to the PIPE Plaintiffs is not, and need not be, offered or provided to the Other PIPE Investors under the Plan or otherwise. This PIPE Settlement Effectiveness Condition is only waivable by mutual agreement of the Parties.

[2]	For purposes of this Stipulation, “Final Order” means an order entered by the Bankruptcy Court, or any other court exercising jurisdiction over the subject matter hereof and the Parties, that has not been stayed, reversed, modified, or vacated and as to which the time within which a notice of appeal, petition for writ of certiorari, or a motion for stay, rehearing, reargument, reconsideration, or other motion (collectively, a “Tolling Motion”) that tolls the running of the time period within which a notice of appeal, petition for writ of certiorari, or Tolling Motion must be filed has expired and: (i) there has not been filed any appeal or petition for writ of certiorari, or if any such appeal or petition has been filed, it is no longer pending; and (ii) there has not been filed any Tolling Motion, or if any such Tolling Motion has been filed, it was denied or the tolling period set forth therein has passed; provided, however, that the possibility that a motion pursuant to Fed. R. Civ. P. 60 or Fed. R. Bankr. 9024 may be filed with respect to such order does not prevent such order from being a Final Order.

c.	The Class of Claims under the Plan consisting of the Claims of the PIPE Plaintiffs (currently designated as Class 4) shall have voted as a Class to Accept the Plan.[3] This PIPE Settlement Effectiveness Condition is only waivable by the Debtor.

d.	The Effective Date of the Plan shall have occurred, provided that the Plan, as may be further amended, modified or supplemented is consistent in material respects with this Stipulation. This PIPE Settlement Effectiveness Condition is not waivable.

3. Effect of Failure of PIPE Settlement Effectiveness Conditions. If the foregoing conditions in paragraphs 0 through 0 are not satisfied or waived as permitted by this Stipulation prior to June 30, 2016 (or such later date as may be agreed by the Parties in writing), then this Stipulation shall be null and void and the Parties shall return to their original positions as if this Stipulation was never executed, and the Approval Order, if entered, shall be deemed vacated, provided, however, that no other order of the Bankruptcy Court entered prior to the Stipulation becoming null and avoid in accordance with this paragraph 0 shall be affected by the Stipulation becoming null and void. In the event that this Stipulation becomes null and void pursuant to this paragraph 0, then none of the terms or statements contained in this Stipulation, in any papers filed in support of entry of the Approval Order, of counsel to either Party at any hearing concerning the Approval Order or this Stipulation, or in any correspondence related to the negotiation, drafting or approval of this Stipulation shall be argued or deemed to be an admission against either Party’s interest in any litigation by and between the Parties.

[3]	Capitalized terms used in paragraph 0 and not otherwise defined herein are defined in the Plan.

4. Allowance of Claims. The PIPE POCs shall be deemed Allowed (as defined in the Plan) and shall receive treatment under the Plan as set forth in this Stipulation.

5. Plan Distributions to the PIPE Plaintiffs. Pursuant to and in accordance with the Plan, on account of, in exchange for, and in full settlement and satisfaction of all PIPE Claims, the PIPE Plaintiffs will receive:

a. the following number of shares of common stock of the Debtor as reorganized pursuant to the confirmed and effective Plan (the “Reorganized Debtor”):

PIPE Plaintiffs	Plan Distribution
Gregory Rea	120,700.00
Armistice Capital Master Fund, Ltd	60,350.00
Sabine Gritti	40,233.00
RTAT LLC	26,151.00
Andrew Pizzo	20,116.00
Edward Painter	5,029.00
Nancy Retzlaff	5,029.00
TOTALS	277,608.00

Such shares will be issued pursuant to the Plan and section 1145 of the Bankruptcy Code on the Effective Date of the Plan (or as soon thereafter as is reasonably practicable) and will not be “restricted securities” as that term is used in Rule 144 under the Securities Act of 1933 (the “Securities Act”) and therefore may immediately thereafter be resold by non-affiliates without regard for the restrictions imposed by Rule 144;

b. an additional 50,000 shares of common stock of the Reorganized Debtor to be allocated among the PIPE Plaintiffs as agreed among the PIPE Plaintiffs, which will not be “restricted securities” as that term is used in Rule 144 under the Securities Act and therefore may be resold by non-affiliates without regard for the limitations imposed by Rule 144, provided that such shares may not be resold until after 180 days following the Effective Date of the Plan;

c. cash on the Effective Date of the Plan (or as soon as reasonably practicable thereafter) in the amount of $250,000; and

d. fifty percent (50%) of the proceeds, net of any and all expenses, costs and fees in any way related to the investigation, prosecution or settlement of a lawsuit against Kaye Scholer LLP (“Former Counsel”), of the first $2 million of any recovery by the Debtor or the Reorganized Debtor (or any successor thereof) against Former Counsel on account of any claim or cause of action held by the Debtor, the Debtor’s estate or the Reorganized Debtor arising out of or related to the PIPE Transaction (the “Former Counsel Claims”). For the avoidance of doubt, the Parties agree that neither the Debtor or the Reorganized Debtor shall have any obligation to pursue the Former Counsel Claim if, despite their commercially reasonable efforts (including the consideration of litigation counsel that may be suggested by the Settling PIPE Plaintiffs) to identify litigation counsel reasonably acceptable to the Debtor or Reorganized Debtor, as applicable, the Debtor or Reorganized Debtor has been unable to engage such litigation counsel pursuant to a contingent fee arrangement and terms and conditions that, individually and in the aggregate, are reasonably acceptable to the Debtor or the Reorganized Debtor, as applicable, within one hundred eighty (180) days following the Effective Date.

6. Allocation of Consideration. The allocation of the consideration provided in paragraphs 0, 0 and 0 above among the PIPE Plaintiffs shall be determined by and among the Settling PIPE Plaintiffs, and the sole obligation of the Reorganized Debtor shall be to tender such consideration to or as directed by the undersigned counsel to the Settling PIPE Plaintiffs. The Reorganized Debtor shall not have or incur any liability for delivering such consideration to or as directed by the undersigned counsel to the Settling PIPE Plaintiffs. The validity and enforceability of this Stipulation shall not in any way be affected by any dispute among the PIPE Plaintiffs concerning such allocation.

7. Current Common Stock Holdings. Pursuant to and in accordance with the Plan, the PIPE Plaintiffs will each retain on the Effective Date of the Plan their respective PIPE Transaction Shares. For the avoidance of doubt, the Parties agree for purposes of this Stipulation that PIPE Transaction Shares were issued to the PIPE Plaintiffs prior to the date hereof. Such PIPE Transaction Shares shall be eligible for resale by the initial holder 180 days after the Effective Date of the Plan provided that (i) such PIPE Transaction Shares are covered by an effective registration statement filed with the SEC (which shall be filed by the Reorganized Debtor at the Reorganized Debtor’s cost) or (ii) eligible for resale pursuant to an exemption from registration under the Securities Act.

8. Preserved Claims. Nothing in the Plan shall waive, release or enjoin any of the PIPE Plaintiffs from pursuing any direct claims or causes of action (collectively, the “Chardan Direct Claims”) the PIPE Plaintiffs may have against Chardan Capital Markets, LLC (“Chardan”), arising from or relating in any way to the PIPE Transaction. Notwithstanding the foregoing, the PIPE Plaintiffs agree that, if Chardan asserts a claim or cause of action against the Debtor or the Reorganized Debtor as a result of the PIPE Plaintiffs asserting such Chardan Direct Claims against Chardan, then the PIPE Plaintiffs shall immediately stay their efforts to pursue or otherwise recover upon the Chardan Direct Claims so as to permit the Reorganized Debtor to seek to enforce the discharge injunction under the Plan or otherwise enjoin Chardan from asserting a claim or cause of action against the Debtor or the Reorganized Debtor. The PIPE Plaintiffs may resume prosecution of the Chardan Direct Claims only upon entry of a Final Order enjoining Chardan from asserting claims or causes of action against the Debtor and the Reorganized Debtor. In the event that Chardan is not enjoined from asserting claims or causes of action against the Debtor and the Reorganized Debtor, the PIPE Plaintiffs shall be barred from pursuing the Chardan Direct Claims.

9. Plan Support. Unless the Bankruptcy Court has entered an order denying approval of this Stipulation or the Bankruptcy Court has adjudicated the Debtor to be in material breach of its obligations pursuant to this Stipulation, subject to the terms and conditions of this Stipulation, each of the Settling PIPE Plaintiffs agrees that he, she or it shall:

a. Not vote to reject the Plan so long as the Plan is consistent in all material respects with this Stipulation; and

b. Support the Plan and not (i) withdraw or revoke its vote with respect to the Plan, (ii) object to the Plan or any related disclosure statement, so long as each of the foregoing is consistent in all material respects with this Stipulation and (iii) support any alternative plan or transaction which the Debtor does not support.

10. Stay of the PIPE Litigation. The Parties hereby stipulate and agree that all dates and deadlines in the PIPE Litigation will be stayed upon the later to occur of (i) the execution of this Stipulation by counsel to the Parties and (ii) the Debtor’s filing of a motion pursuant to Bankruptcy Rule 9019 to approve this Stipulation. Such stay shall continue through the earlier of (i) entry of an order denying approval of the Stipulation or (ii) June 30, 2016 (or such later date as may be agreed by the Parties in writing).

11. Dismissal of the PIPE Litigation with Prejudice. Upon the satisfaction or waiver of the PIPE Settlement Effectiveness Conditions, the Amended Complaint and the PIPE Litigation shall be deemed to be dismissed with prejudice and without further action of any Party, except that the Debtor may file a notice of dismissal memorializing such dismissal.

12. Other Disputes. Notwithstanding anything to the contrary in this Stipulation, the DIP Objection shall be deemed withdrawn immediately upon the later to occur of (i) the execution of this Stipulation by counsel to the Parties and (ii) the Debtor’s filing of a motion pursuant to Bankruptcy Rule 9019 to approve this Stipulation. Additionally, upon entry of the Approval Order, the Fee Application Objections will be deemed withdrawn without prejudice to the PIPE Plaintiffs’ rights to object to final approval of fees and expenses of professionals in the Bankruptcy Case.

13. Conforming Plan Amendments. Following the execution of this Stipulation by counsel to the Parties and delivery of their respective signatures, the Debtor shall amend the Plan substantially as set forth on Exhibit A hereto (the “PIPE Settlement Plan Amendments”), which PIPE Settlement Plan Amendments shall provide for, among other things, (i) treatment of the PIPE Claims in the manner provided for in this Stipulation and (ii) the PIPE Settlement Releases (as defined in the Plan). For the avoidance of doubt, the Debtor may further amend the Plan after amending the Plan to incorporate the PIPE Settlement Plan Amendments so long as such further amendments are not inconsistent with the PIPE Settlement Plan Amendments or this Stipulation.

14. Mutual Releases. Subject to the satisfaction or waiver as provided in this Stipulation of the PIPE Settlement Effectiveness Conditions, the Parties agree to and consent to be bound by the PIPE Settlement Releases (as defined in the Plan).

15. Nondisparagement. Each of the Settling PIPE Plaintiffs agrees that he, she or it (a) will not make any voluntary statements to disparage or discredit the Debtor in any manner, directly or indirectly, (b) will use commercially reasonable efforts to cause its employees and agents not to make such statements and (c) will not cause a third party to make any such statements. The Debtor agrees that it (a) will not make any voluntary statements to disparage or discredit any of the Settling PIPE Plaintiffs in any manner, directly or indirectly, (b) will use commercially reasonable efforts to cause its employees and agents not to make such statements and (c) will not cause a third party to make any such statements.

16. Intent. The Parties (a) acknowledge that it is their intent to consummate this Stipulation and (b) agree to cooperate to the extent reasonably necessary to obtain Bankruptcy Court approval and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the terms and conditions of the Stipulation.

17. Complete Defense. This Stipulation may be plead as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit or other proceeding that may be instituted, prosecuted or attempted in breach of or contrary to this Stipulation.

18. No Admission. Neither the Stipulation, nor any act performed or document executed pursuant to, or in furtherance of, the Stipulation: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any PIPE Claim, or of any wrongdoing or liability of any person or entity; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any person or entity in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal.

19. Entire Agreement. The Stipulation constitutes the entire agreement among the Parties hereto and supersedes any prior negotiations, agreements or understandings among them. No representations, warranties or inducements have been made to any party concerning the Stipulation or its exhibits other than as set forth herein.

20. Integration of Exhibits. All of the exhibits to the Stipulation, if any, are material and integral parts hereof and are fully incorporated herein by this reference.

21. Headings. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stipulation.

22. Amendment. The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors in interest.

23. Jointly Drafted. This Stipulation shall be deemed to have been jointly drafted by the Parties, and in construing and interpreting this Stipulation, no provision shall be construed and interpreted for or against any of the Parties because such provision or any other provision of the Stipulation as a whole is purportedly prepared or requested by such Party.

24. Governing Law. This Stipulation shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

25. Jurisdiction and Venue. The Bankruptcy Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all Parties submit to the jurisdiction of the Bankruptcy Court for purposes of implementing and enforcing the settlement embodied in the Stipulation. To the extent the Bankruptcy Court declines or lacks jurisdiction, the Parties irrevocably consent to the jurisdiction of the courts of the State of Delaware and of any federal court located within the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Stipulation.

26. Notices. Except as otherwise provided herein, notice to the Parties under this Stipulation shall be sent to the following addresses:

Notice to Settling PIPE Plaintiffs:

Womble Carlyle Sandridge & Rice, LLP

Attn.: Matthew P. Ward, Esq.

222 Delaware Avenue, Suite 1501

Wilmington, DE 19801

Telephone: (302) 252-4338

Facsimile: (302) 661-7711

E-mail: maward@wcsr.com

Notice to Debtor:

Hogan Lovells US LLP

Attn: Peter A. Ivanick, Esq.

875 Third Avenue

New York, New York 10022

Telephone: (212) 918-3000

Facsimile: (212) 918-3100

Email: peter.ivanick@hoganlovells.com

– and –

Morris, Nichols, Arsht & Tunnell LLP

Attn: Eric D. Schwartz, Esq.

1201 N. Market St., 16th Floor

PO Box 1347

Wilmington, DE 19899-1347

Telephone: (302) 658-9200

Facsimile: (302) 658-3989

Email: eschwartz@mnat.com

27. Benefit of Agreement. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties (and the Parties expressly agree that, for purposes of this Stipulation and its enforcement, the Reorganized Debtor is a successor of the Debtor and bound by its terms); provided, however, that this Stipulation is not intended to and does not create any third-party beneficiaries.

28. Acknowledgement. Each of the Parties acknowledges that it has read all of the terms of this Stipulation, has had an opportunity to consult with counsel of its own choosing or voluntarily waived such right and enters into these terms voluntarily and without duress.

29. Authorization. Each of the undersigned is expressly authorized to take all appropriate action required or permitted to be taken to effect the terms of the Stipulation, and also is expressly authorized to enter into any modifications or amendments to the Stipulation. Each counsel or other person executing the Stipulation or any exhibits on behalf of any Party hereby warrants that such person has the full authority to do so as the Party’s authorized agent or by power of attorney.

30. Counterparts; Facsimile. The Stipulation may be executed in one or more counterparts and by facsimile or electronic mail, all of which shall be deemed to be one and the same agreement.

/s/ Matthew P. Ward Matthew P. Ward Womble Carlyle Sandridge & Rice, LLP 222 Delaware Avenue, Suite 1501 Wilmington, DE 19801 As counsel to the Settling PIPE Plaintiffs	/s/ Eric D. Schwartz Eric D. Schwartz Morris, Nichols, Arsht & Tunnell LLP 1201 N. Market St., 16th Floor Wilmington, DE 19801 As counsel to the Debtor

/s/ Dr. Cameron Durrant KaloBios Pharmaceuticals, Inc. By: Dr. Cameron Durrant Title: Chief Executive Officer & Chairman of the Board	/s/ Ron Tilles RTAT, LLC (PIPE Plaintiff) By: Ron Tilles Title: Authorized Agent

/s/ Gregory Rea Gregory Rea (PIPE Plaintiff)	/s/ Andrew Pizzo Andrew Pizzo (PIPE Plaintiff)

/s/ Evan Thomas

Armistice Capital Master Fund, Ltd (PIPE Plaintiff)

By: Evan Thomas

Title: Director of Operations and Chief Compliance Officer for Armistice Capital, LLC, investment manager to Armistice Capital Master Fund, Ltd.

Edward Painter (PIPE Plaintiff)

/s/ Sabine Gritti Sabine Gritti (PIPE Plaintiff)	/s/ Nancy Retzlaff Nancy Retzlaff (PIPE Plaintiff)

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